SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): October 4, 2007

                           GOTTAPLAY INTERACTIVE, INC.
             (Exact name of registrant as specified in its charter)



    Nevada                     33-20783-D                      20-16445637
   --------                    ----------                      -----------
(State or other            (Commission File Number         (IRS Employer ID No.)
jurisdiction of
incorporation)


                      3226 Rosedale Street, N.W. Suite 200
                              Gig Harbor, WA 98335
                    (Address of principal executive offices)


                           (Former name and address )


                                 (253) 853-4145
              (Registrant's telephone number, including area code)








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ITEM 1.01  Entry Into a Material Definitive Agreement.


On October 4, 2007 Gottaplay Interactive, Inc. (the "Company") completed the divestiture (the "Closing") of its wholly owned subsidiary, Donobi, Inc., ("Donobi") a Washington corporation. The divestiture was completed by the Company selling all of the outstanding stock of Donobi to Focus Systems, Inc., a Washington corporation. Focus Systems, Inc. is controlled by William M. Wright, III , the Chief Operating Officer of the Company. The purchase price was $100 and other good and valuable consideration. In addition, Focus Systems, Inc. indemnified the Company against any and all obligations of Donobi that the Company may be held liable. The effective date of the Agreement is retroactive to August 1, 2007. Mr. Wright resigned his positions as Chief Operating Officer director of the Company upon the Closing.

ITEM 2.01  Completion of Acquisition or Disposition of Assets

See Item 1.01 above. Focus Systems, Inc. paid the sum of $100.00 and indemnified the Company against any liabilities of Donobi, which totaled $1,068,963.81, as of the date of the Closing.

ITEM 5.02(b)

See Item 1.01. On October 4, 2007, William M. Wright, III resigned as Chief Operating Officer and director, and Norm Johnson resigned as a director.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2007




GOTTAPLAY INTERACTIVE, INC.
(Registrant)


By:   /s/ John P. Gorst
      --------------------
        John P. Gorst, CEO